IMMEDIATE RELEASE

TOWNSQUARE REPORTS SECOND QUARTER 2026 RESULTS;
DIGITAL ADVERTISING REVENUE ACCELERATES TO 11% GROWTH YEAR-OVER-YEAR

Digital Represents 57% of 1H'26 Net Revenue and 59% of 1H'26 Segment Profit
Media Partnerships on Pace to More Than Double Revenue in 2026; Now Serving 16 Partners

Purchase, NY – August 6, 2026 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the “Company,” “we,” “us” or “our”) announced today its financial results for the second quarter ended June 30, 2026.

“I am pleased to share that Townsquare once again delivered results in line with the net revenue and Adjusted EBITDA guidance we previously provided, reflecting the continued execution of our Digital First Local Media Strategy,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Digital Advertising delivered another quarter of accelerating growth, our Media Partnerships business continued to scale rapidly, Townsquare Interactive achieved record profitability, and our Broadcast business generated meaningful cash flow while outperforming the industry. Together, these businesses drove second quarter net revenue of $115.4 million. For the second quarter, we reported a net loss of $41.8 million, which included significant non-cash impairment charges related to FCC licenses, as well as Adjusted EBITDA of $24.8 million and Adjusted Net Income of $3.7 million.”

“Our Digital Advertising business, Townsquare Ignite, grew revenue 11% year-over-year, accelerating meaningfully from 7% year-over-year growth in the first quarter (and 2025’s growth rate of 2%), and we expect that momentum to further strengthen in the third quarter. Our Media Partnerships business, which did not exist just over two years ago, now extends our Digital Advertising platform into 41 incremental markets through 16 media partners (and growing). Together with Townsquare’s 74 owned markets, we have a digital programmatic advertising presence in 115 markets across the United States. Importantly, Media Partnership revenue is expected to more than double in 2026. Townsquare Interactive, our Subscription Digital Marketing Solutions business, delivered another quarter of record Segment Profit margins of nearly 38% while revenue stabilized sequentially in the quarter. As a result, our Digital businesses represented 57% of Townsquare’s net revenue and 59% of Segment Profit in the first six months of the year.”

“We believe the combination of multiple scalable, high-margin digital growth platforms and a durable Broadcast cash flow business creates a differentiated company with significant long-term opportunities to drive shareholder value through sustained net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on November 2, 2026 to shareholders of record as of the close of business on October 26, 2026. As of the last closing price, this reflects a dividend yield of approximately 13%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Second Quarter Results*
•As compared to the second quarter of 2025:

•Net revenue decreased 0.1%, and 0.8% excluding political
•Net income decreased $43.8 million to a net loss of $41.8 million
•Adjusted EBITDA decreased 6.2%, and 8.8% excluding political
•Total Digital net revenue increased 5.0%
•Digital Advertising net revenue increased 11.0%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 8.5%
•Total Digital Segment Profit increased 1.2%
•Digital Advertising Segment Profit was essentially flat
•Subscription Digital Marketing Solutions Segment Profit increased 3.4%
•Broadcast Advertising net revenue decreased 5.5%, and 7.2% excluding political
•Net loss per diluted share was $(2.36) and Adjusted Net Income per diluted share was $0.21

Year-to-Date Highlights*
•As compared to the six months ended June 30, 2025:
•Net revenue decreased 0.9%, and 1.3% excluding political
•Net income decreased $39.3 million to a net loss of $38.8 million
•Adjusted EBITDA decreased 7.6%, and 9.4% excluding political
•Total Digital net revenue increased 3.5%
•Digital Advertising net revenue increased 9.1%
•Subscription Digital Marketing Solutions net revenue decreased 8.2%
•Total Digital Segment Profit decreased 1.5%
•Digital Advertising Segment Profit decreased 2.1%
•Subscription Digital Marketing Solutions Segment Profit decreased 0.5%
•Broadcast Advertising net revenue decreased 6.0%, and 7.1% excluding political
•Net loss per diluted share was $(2.26) and Adjusted Net Income per diluted share was $0.06
*See below for discussion of non-GAAP measures.

Guidance
For the third quarter of 2026, net revenue is expected to be between $108 million and $110 million, and Adjusted EBITDA is expected to be between $22.5 million and $23.5 million.

For the full year 2026, net revenue is expected to be between $425 million and $431 million, and Adjusted EBITDA is expected to be between $87 million and $90 million, both within our original guidance ranges.

Quarter Ended June 30, 2026 Compared to the Quarter Ended June 30, 2025

Net Revenue
Net revenue for the three months ended June 30, 2026 decreased $0.1 million, or 0.1%, as compared to the same period in 2025. Broadcast Advertising net revenue decreased $2.7 million, or 5.5%, due to decreases in the purchases of advertising by our clients, Subscription Digital Marketing Solutions net revenue decreased $1.6 million, or 8.5%, due to reduced sales velocity as a result of lower sales headcount, and Other net revenue decreased $0.5 million, or 9.9%. These decreases were largely offset by an increase in Digital Advertising net revenue of $4.7 million, or 11.0%, due to increases in the purchases of advertising by our clients.

Excluding political revenue of $1.3 million and $0.6 million for the three months ended June 30, 2026 and 2025, net revenue decreased $0.9 million, or 0.8%, to $114.0 million, Broadcast Advertising net revenue decreased $3.5 million, or 7.2%, to $45.3 million, and Digital Advertising net revenue increased $4.7 million, or 11.1%, to $47.1 million.

Net (Loss) Income
For the three months ended June 30, 2026, we reported net loss of $41.8 million, a decrease of $43.8 million, as compared to net income of $2.0 million in the same period in 2025. The decrease was primarily due to a $25.1 million increase in non-cash impairment charges related to FCC licenses, an $11.7 million increase in the income tax provision driven by the valuation allowance for interest expense carryforwards resulting from higher non-cash impairment charges and non-deductible compensation, a $6.0 million decrease in net gain on sales and retirement of assets and a $1.7 million increase in direct operating expenses, partially offset by a $1.2 million decrease in interest expense. Adjusted Net Income increased $0.1 million to $3.7 million, as compared to $3.6 million for the second quarter of 2025.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2026 decreased $1.6 million, or 6.2%, to $24.8 million, as compared to $26.4 million for the same period last year. Adjusted EBITDA (Excluding Political) decreased $2.3 million, or 8.8%, to $23.7 million, as compared to $25.9 million in the same period in 2025.

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025

Net Revenue
Net revenue for the six months ended June 30, 2026 decreased $2.0 million, or 0.9%, as compared to the same period in 2025. Broadcast Advertising net revenue decreased $5.4 million, or 6.0%, due to decreases in the purchases of advertising by our clients, Subscription Digital Marketing Solutions net revenue decreased $3.1 million, or 8.2%, due to reduced sales velocity, and Other net revenue decreased $0.6 million, or 10.0%, due to the performance of certain events in 2026 as compared to 2025. These decreases were partially offset by an increase in Digital Advertising net revenue of $7.2 million, or 9.1%.

Excluding political revenue of $2.0 million and $1.1 million for the six months ended June 30, 2026 and 2025, respectively, net revenue decreased $2.9 million, or 1.3% to $210.1 million, Broadcast Advertising net revenue decreased $6.3 million, or 7.1%, to $83.3 million, and Digital Advertising net revenue increased $7.2 million, or 9.2%, to $86.4 million.

Net (Loss) Income
For the six months ended June 30, 2026, we reported net loss of $38.8 million, a decrease of $39.3 million as compared to net income of $0.5 million in the same period last year. The decrease in net income was due to a $33.7 million increase in non-cash impairment charges related to FCC licenses, a $5.6 million decrease in gain on sale and retirement of assets, the $2.0 million decrease in net revenue discussed above, and a $1.4 million increase in direct operating expenses. These amounts were partially offset by a $1.5 million loss on the early extinguishment of debt recognized in 2025 due to the repurchase of our 2026 Notes. Adjusted Net Income decreased $1.8 million to $1.0 million, as compared to $2.8 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2026 decreased $3.4 million, or 7.6%, to $41.2 million, as compared to $44.6 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $4.1 million, or 9.4%, to $39.5 million, as compared to $43.6 million in the same period in 2025.

Liquidity and Capital Resources
As of June 30, 2026, we had a total of $1.2 million of cash and cash equivalents and $462.2 million of outstanding indebtedness, representing 5.46x and 5.44x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2026 of $84.7 million.

The table below presents a summary, as of August 3, 2026, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	16,916,343	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	18,231,639
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2026 financial results and 2026 guidance on Thursday, August 6, 2026 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 13, 2026. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1196403. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results-based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition, artificial intelligence and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies (including artificial intelligence) and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2025 Annual Report on Form 10-K, for the year ended December 31, 2025, filed with the SEC on March 16, 2026, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net (loss) income before the deduction of income taxes, interest expense, net, (gain) loss on repurchases and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, net (gain) loss on sale and retirement of assets, (gain) loss on repurchases and extinguishment of debt and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2026, divided by our Adjusted EBITDA for the twelve months ended June 30, 2026. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of net, (gain) loss on repurchases and extinguishment of debt, transaction costs, net (gain) loss on sale and retirement of assets, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$1,170	$4,759
Accounts receivable, net of allowance for credit losses of $4,459 and $4,979, respectively	60,320	52,048
Prepaid expenses and other current assets	13,509	12,582
Total current assets	74,999	69,389
Property and equipment, net	109,591	110,043
Intangible assets, net	118,109	155,047
Goodwill	147,590	147,590
Investments	725	725
Operating lease right-of-use assets	42,789	45,099
Other assets	596	667
Restricted cash	323	58
Total assets	$494,722	$528,618
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,393	$6,895
Current portion of long-term debt	12,500	11,750
Deferred revenue	8,377	8,737
Accrued compensation and benefits	8,005	11,486
Accrued expenses and other current liabilities	30,148	30,886
Operating lease liabilities, current	7,641	7,688
Accrued interest	4,535	4,791
Total current liabilities	80,599	82,233
Long-term debt, net of discount and deferred finance costs of $22,210 and $24,429, respectively	427,537	421,247
Deferred tax liability	18,888	16,763
Operating lease liability, net of current portion	40,511	42,101
Other long-term liabilities	6,397	7,266
Total liabilities	573,932	569,610
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 17,790,170 and 16,180,932 shares issued and outstanding, respectively	178	162
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	191	175
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,200)	(11,203)
Additional paid-in capital	329,993	319,818
Accumulated deficit	(400,391)	(353,195)
Non-controlling interest	2,197	3,413
Total stockholders’ deficit	(79,210)	(40,992)
Total liabilities and stockholders’ deficit	$494,722	$528,618

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$115,353	$115,448	$212,134	$214,123
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	84,510	82,829	160,087	158,645
Depreciation and amortization	4,783	4,558	9,479	8,973
Corporate expenses	6,051	6,198	10,874	10,920
Stock-based compensation	3,302	3,790	7,033	7,978
Transaction and business realignment costs	2,173	1,389	3,314	3,827
Impairment of intangible assets	26,643	1,500	35,231	1,500
Net loss (gain) on sales and retirement of assets	183	(5,866)	(318)	(5,903)
Total operating costs and expenses	127,645	94,398	225,700	185,940
Operating (loss) income	(12,292)	21,050	(13,566)	28,183
Other expense:
Interest expense, net	11,430	12,652	22,759	22,891
Loss on extinguishment of debt	—	—	—	1,452
Other expense, net	47	100	159	91
(Loss) income from operations before tax	(23,769)	8,298	(36,484)	3,749
Income tax provision	18,037	6,289	2,365	3,251
Net (loss) income	$(41,806)	$2,009	$(38,849)	$498

Net (loss) income attributable to:
Controlling interests	$(41,976)	$1,567	$(39,202)	$(415)
Non-controlling interests	170	442	353	913
Net (loss) income	$(41,806)	$2,009	$(38,849)	$498

Basic (loss) income per share	$(2.36)	$0.10	$(2.26)	$(0.03)

Diluted (loss) income per share	$(2.36)	$0.09	$(2.26)	$(0.03)

Weighted average shares outstanding:
Basic	17,818	16,225	17,312	16,057
Diluted	17,818	16,509	17,312	16,057

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(38,849)	$498
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	9,479	8,973
Amortization of debt discount and deferred financing costs	2,364	2,011
Non-cash lease income	(425)	(849)
Net deferred taxes and other	2,125	2,901
Allowance for credit losses	1,576	1,869
Stock-based compensation expense	7,033	7,978
Loss on extinguishment of debt	—	1,452
Trade and barter activity, net	(1,130)	(267)
Impairment of intangible assets	35,231	1,500
Net gain on sales and retirements of assets	(318)	(5,903)
Amortization of content rights	739	739
Change in content rights liabilities	(971)	(833)
Other	1,612	1,391
Changes in assets and liabilities:
Accounts receivable	(9,561)	(860)
Prepaid expenses and other assets	(683)	(1,762)
Accounts payable	2,342	5,399
Accrued expenses	(2,524)	(5,892)
Accrued interest	(256)	(8,422)
Other long-term liabilities	(5)	206
Net cash provided by operating activities	7,779	10,129
Cash flows from investing activities:
Purchases of property and equipment	(7,037)	(8,265)
Net proceeds from sales of assets	842	6,349
Proceeds from insurance recoveries	54	10
Net cash used in investing activities	(6,141)	(1,906)
Cash flows from financing activities:
Repayment and repurchases of 2026 Notes	—	(467,436)
Proceeds from Term Loan	—	446,400
Fixed quarterly repayments of Term Loan	(5,875)	(2,938)
Deferred financing costs	—	(4,676)
Borrowings under the revolving credit facility	10,000	10,000
Repayment of borrowings under the revolving credit facility	—	(10,000)
Dividend payments	(7,240)	(6,558)
Proceeds from stock options exercised	381	691
Shares withheld in lieu of employee tax withholding	—	(1,475)
Withholdings for shares issued under the ESPP	174	289
Cash distribution to non-controlling interests	(1,569)	(1,299)
Repayments of capitalized obligations	(833)	(705)
Net cash used in financing activities	(4,962)	(37,707)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(3,324)	(29,484)
Beginning of period	4,817	32,990
End of period	$1,493	$3,506

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$20,574	$29,340
Income and Franchise taxes	452	785

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$4,027	$3,519
Accrued financing costs	—	849
Property and equipment acquired in exchange for advertising(1)	865	522
Accrued capital expenditures	106	212
Financed equipment purchases	641	—

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$5,729	$6,110
Right-of-use assets obtained in exchange for operating lease obligations	2,582	1,899

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$1,170	$3,183
Restricted cash	323	323
	$1,493	$3,506
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the six months ended June 30, 2026 and 2025, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$47,221	$42,538	11.0%	$86,485	$79,289	9.1%
Subscription Digital Marketing Solutions	17,166	18,767	(8.5)%	34,676	37,789	(8.2)%
Broadcast Advertising	46,510	49,196	(5.5)%	85,158	90,583	(6.0)%
Other	4,456	4,947	(9.9)%	5,815	6,462	(10.0)%
Net revenue	115,353	115,448	(0.1)%	212,134	214,123	(0.9)%
Digital Advertising expenses	36,328	31,641	14.8%	68,086	60,492	12.6%
Subscription Digital Marketing Solutions Expenses	10,711	12,524	(14.5)%	22,321	25,370	(12.0)%
Broadcast Advertising expenses	32,562	34,007	(4.2)%	63,731	66,950	(4.8)%
Other expenses	4,909	4,657	5.4%	5,949	5,833	2.0%
Direct operating expenses	84,510	82,829	2.0%	160,087	158,645	0.9%
Depreciation and amortization	4,783	4,558	4.9%	9,479	8,973	5.6%
Corporate expenses	6,051	6,198	(2.4)%	10,874	10,920	(0.4)%
Stock-based compensation	3,302	3,790	(12.9)%	7,033	7,978	(11.8)%
Transaction and business realignment costs	2,173	1,389	56.4%	3,314	3,827	(13.4)%
Impairment of intangible assets	26,643	1,500	**	35,231	1,500	**
Net loss (gain) on sales and retirements of assets	183	(5,866)	**	(318)	(5,903)	(94.6)%
Total operating costs and expenses	127,645	94,398	35.2%	225,700	185,940	21.4%
Operating (loss) income	(12,292)	21,050	**	(13,566)	28,183	**
Other expense:
Interest expense, net	11,430	12,652	(9.7)%	22,759	22,891	(0.6)%
Loss on extinguishment of debt	—	—	**	—	1,452	(100.0)%
Other expense, net	47	100	(53.0)%	159	91	74.7%
(Loss) income from operations	(23,769)	8,298	**	(36,484)	3,749	**
Income tax provision	18,037	6,289	186.8%	2,365	3,251	(27.3)%
Net (loss) income	$(41,806)	$2,009	**	$(38,849)	$498	**
** not meaningful

The following table presents Net revenue by segment and Segment Profit for the three and six months ended June 30, 2026, and 2025, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$47,221	$42,538	11.0%	$86,485	$79,289	9.1%
Subscription Digital Marketing Solutions	17,166	18,767	(8.5)%	34,676	37,789	(8.2)%
Digital	64,387	61,305	5.0%	121,161	117,078	3.5%
Broadcast Advertising	46,510	49,196	(5.5)%	85,158	90,583	(6.0)%
Other	4,456	4,947	(9.9)%	5,815	6,462	(10.0)%
Net revenue	$115,353	$115,448	(0.1)%	$212,134	$214,123	(0.9)%
Digital Advertising	$10,893	$10,897	0.0%	$18,399	$18,797	(2.1)%
Subscription Digital Marketing Solutions	6,455	6,243	3.4%	12,355	12,419	(0.5)%
Digital	17,348	17,140	1.2%	30,754	31,216	(1.5)%
Broadcast Advertising	13,948	15,189	(8.2)%	21,427	23,633	(9.3)%
Other	(453)	290	**	(134)	629	**
Segment Profit	$30,843	$32,619	(5.4)%	$52,047	$55,478	(6.2)%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2026, and 2025, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$47,221	$42,538	11.0%	$86,485	$79,289	9.1%
Subscription Digital Marketing Solutions	17,166	18,767	(8.5)%	34,676	37,789	(8.2)%
Digital	64,387	61,305	5.0%	121,161	117,078	3.5%
Broadcast Advertising	46,510	49,196	(5.5)%	85,158	90,583	(6.0)%
Other	4,456	4,947	(9.9)%	5,815	6,462	(10.0)%
Net revenue	$115,353	$115,448	(0.1)%	$212,134	$214,123	(0.9)%
Digital Advertising political revenue	82	109	(24.8)%	110	158	(30.4)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	1,259	447	181.7%	1,876	965	94.4%
Other political revenue	—	—	—	—	—	—
Political revenue	$1,341	$556	141.2%	$1,986	$1,123	76.8%
Digital Advertising net revenue (ex. political)	47,139	42,429	11.1%	86,375	79,131	9.2%
Subscription Digital Marketing Solutions net revenue (ex. political)	17,166	18,767	(8.5)%	34,676	37,789	(8.2)%
Digital net revenue (ex. political)	64,305	61,196	5.1%	121,051	116,920	3.5%
Broadcast Advertising net revenue (ex. political)	45,251	48,749	(7.2)%	83,282	89,618	(7.1)%
Other net revenue (ex. political)	4,456	4,947	(9.9)%	5,815	6,462	(10.0)%
Net revenue (ex. political)	$114,012	$114,892	(0.8)%	$210,148	$213,000	(1.3)%

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2026, and 2025, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2026	2025	2026	2025
Net (loss) income	$(41,806)	$2,009	$(38,849)	$498
Income tax provision	18,037	6,289	2,365	3,251
(Loss) income from operations before taxes	(23,769)	8,298	(36,484)	3,749
Transaction and business realignment costs	2,173	1,389	3,314	3,827
Impairment of intangible assets	26,643	1,500	35,231	1,500
Net loss (gain) on sales and retirements of assets	183	(5,866)	(318)	(5,903)
Loss on extinguishment of debt	—	—	—	1,452
Gain on insurance recoveries	(45)	(6)	(54)	(10)
Net income attributable to non-controlling interest, net of income taxes	(170)	(442)	(353)	(913)
Adjusted net income before income taxes	5,015	4,873	1,336	3,702
Income tax provision (1)	1,275	1,235	340	938
Adjusted Net Income	$3,740	$3,638	$996	$2,764

Adjusted Net Income Per Share:
Basic	$0.21	$0.22	$0.06	$0.17
Diluted	$0.21	$0.22	$0.06	$0.17

Weighted average shares outstanding:
Basic	17,818	16,225	17,312	16,057
Diluted	18,178	16,509	17,917	16,689
(1) Income tax provision for the three and six months ended June 30, 2026 and 2025, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2026, and 2025, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2026	2025	2026	2025
Net (loss) income	$(41,806)	$2,009	$(38,849)	$498
Income tax provision	18,037	6,289	2,365	3,251
Interest expense, net	11,430	12,652	22,759	22,891
Loss on extinguishment of debt	—	—	—	1,452
Depreciation and amortization	4,783	4,558	9,479	8,973
Stock-based compensation	3,302	3,790	7,033	7,978
Transaction and business realignment costs	2,173	1,389	3,314	3,827
Impairment of intangible assets	26,643	1,500	35,231	1,500
Other (a)	230	(5,766)	(159)	(5,812)
Adjusted EBITDA	$24,792	$26,421	$41,173	$44,558
Political Adjusted EBITDA	(1,140)	(473)	(1,688)	(955)
Adjusted EBITDA (Excluding Political)	$23,652	$25,948	$39,485	$43,603
Political Adjusted EBITDA	1,140	473	1,688	955
Net cash paid for interest	(9,942)	(11,381)	(20,574)	(29,340)
Capital expenditures	(3,400)	(3,790)	(7,037)	(8,265)
Cash paid for taxes	(372)	(729)	(452)	(785)
Adjusted EBITDA Less Interest, Capex and Taxes	$11,078	$10,521	$13,110	$6,168
(a) Other includes net loss (gain) on sales and retirements of assets and other expense (income), net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2026 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	June 30, 2026
Net (loss) income	$(5,498)	$(4,750)	$2,957	$(41,806)	$(49,097)
Income tax (benefit) provision	(1,060)	2,537	(15,672)	18,037	3,842
Interest expense, net	12,606	12,427	11,329	11,430	47,792
Gain on repurchase of debt	(247)	—	—	—	(247)
Depreciation and amortization	4,646	4,789	4,696	4,783	18,914
Stock-based compensation	3,066	2,732	3,731	3,302	12,831
Transaction and business realignment costs	6,891	932	1,141	2,173	11,137
Impairment of intangible assets, goodwill and long-lived assets	3,098	4,313	8,588	26,643	42,642
Other (a)	(1,486)	(1,447)	(389)	230	(3,092)
Adjusted EBITDA	$22,016	$21,533	$16,381	$24,792	$84,722
(a) Other includes net loss (gain) on sales and retirements of assets and other expense (income), net.

The following tables provide the calculation of Segment Profit for the three months ended June 30, 2026, and 2025 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended June 30, 2026
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$47,221	$17,166	$46,510	$4,456	$115,353
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	36,328	10,711	32,562	4,909	84,510
Segment Profit (Loss)	$10,893	$6,455	$13,948	$(453)	$30,843

	Three Months Ended June 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$42,538	$18,767	$49,196	$4,947	$115,448
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	31,641	12,524	34,007	4,657	82,829
Segment Profit	$10,897	$6,243	$15,189	$290	$32,619

The following tables provide the calculation of Segment Profit (Loss) for the six months ended June 30, 2026, and 2025 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Six Months Ended June 30, 2026
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$86,485	$34,676	$85,158	$5,815	$212,134
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	68,086	22,321	63,731	5,949	160,087
Segment Profit (Loss)	$18,399	$12,355	$21,427	$(134)	$52,047

	Six Months Ended June 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$79,289	$37,789	$90,583	$6,462	$214,123
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	60,492	25,370	66,950	5,833	158,645
Segment Profit	$18,797	$12,419	$23,633	$629	$55,478